Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 30, 2012 with respect to the consolidated financial statements included in the Annual Report of Berkshire Bancorp Inc. on Form 10-K for the year ended December 31, 2011. We hereby consent to the incorporation by reference of said report in the Registration Statement of Berkshire Bancorp Inc. on Form S-8 (File No. 333-41708, effective July 19, 2000).

/s/ GRANT THORNTON LLP

New York, New York

March 30, 2012